UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2006

AMERICAN MOLD GUARD, INC.

(Exact name of registrant as specified in its charter)

California	001-32862	74-3077656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30200 Rancho Viejo Road, Suite G, San Juan Capistrano, California 92675

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 240-5144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard, Transfer of Listing

In connection with the previously reported resignation of Thomas C. Donnelly as a member of its Board of Directors, American Mold Guard, Inc. (the “Company”) received a Nasdaq Staff Deficiency letter on July 12, 2006 stating that the Company is not in compliance with the continued listing requirements for the Nasdaq Stock Market set forth in Marketplace Rule 4350(d)(2)(A) and Marketplace Rule 4350(c)(1).

A copy of the Nasdaq Staff Deficiency letter received by the Company is attached hereto as Exhibit 99.1.

Marketplace Rule 4350(d)(2)(A) requires the audit committee of each Nasdaq issuer to have at least three independent members on its Audit Committee (as defined by Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934), at least one of whom is a financial expert. Marketplace Rule 4350(c)(1) requires that a majority of each Nasdaq issuer’s board of directors be comprised of a majority of independent directors as defined in Marketplace Rule 4200.

Due to Mr. Donnelly’s resignation, the Company’s Audit Committee is currently comprised of two independent members, one of whom satisfies the audit committee financial expert requirement. Further, following Mr. Donnelly’s resignation, the Company’s Board of Directors consists of six members, three of whom are independent.

Consistent with Marketplace Rule 4350(d)(4), and as confirmed by the Nasdaq Staff Deficiency letter, the Company has until the earlier of its next annual shareholders meeting or July 5, 2007 to appoint a new independent director to serve on its Board of Directors and to name a third independent director as a member of the Audit Committee in order to regain compliance with the requirements of Marketplace Rule 4350(d)(2)(A) and Marketplace Rule 4350(c)(1).

The Corporate Governance and Nominating Committee of the Company’s Board of Directors is working to identify and appoint a new candidate to serve on its Board of Directors who possess qualifications that will satisfy the applicable independence requirements and the Company expects to appoint an additional independent director who satisfies the Marketplace Rule requirements for serving on the Audit Committee. The Company expects to accomplish both of the foregoing referenced endeavors as soon as practicable, but no later than the expiration of the applicable cure period provided by Marketplace Rule 4350(d)(4).

The text of the Company’s press release relating to the Company’s receipt of the July 12, 2006 Nasdaq Staff Deficiency letter is filed with this report as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1	Letter from the Nasdaq Stock Market to American Mold Guard, Inc. dated July 12, 2006.

Exhibit 99.2	Text of the Company’s press release relating to the Company’s receipt of the July 12, 2006 Nasdaq Staff Deficiency letter, entitled “American Mold Guard, Inc. Receives Nasdaq Letter on Director Resignation” (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MOLD GUARD, INC.

	By:	/s/ Thomas Blakeley
Date: July 14, 2006		Thomas Blakeley
Chief Executive Officer